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                                                                      EXHIBIT 16


Andersen
Arthur Andersen LLP
Suite 1300
711 Louisiana
Houston, Texas 77002-2786
Tel-713-237-2323
Fax-713-237-2786
www.andersen.com


May 23, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 23, 2002 of Tanox, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


Arthur Andersen LLP


Copy to: Ms. Nancy T. Chang,
         President and CEO,
         Tanox, Inc.